                                                                     EXHIBIT 2.4

                     ASSIGNMENT AND ASSUMPTION AGREEMENT AND
                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

      This Assignment and Assumption Agreement and First Amendment to Note Purchase Agreement (the "Agreement") is made and entered into as of this 24th day of January, 2000, by and among JAMES HARDIE FINANCE B.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands ("Assignor"), JAMES HARDIE U.S. FUNDING, INC., a Nevada corporation ("Assignee"), JAMES HARDIE N.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands (the "Guarantor"), JAMES HARDIE AUST. INVESTCO PTY. LIMITED, a company organized under the laws of Australia (the "First Subsidiary Guarantor") and the holders of notes listed on the signature pages hereof under the heading "Noteholders" (each a "Noteholder" and, collectively, the "Noteholders") with reference to the following facts. Capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (defined below).

      A. Assignor presently has obligations under Guaranteed Senior Notes (the "Notes") in the aggregate principal amount of $225,000,000 issued to the purchasers under those certain Note Purchase Agreements with Assignor as Issuer and the Guarantor, as Guarantor, each dated as of November 5, 1998 (collectively, the "Purchase Agreement").

      B. Assignor hereby desires to assign and Assignee hereby desires to assume Assignor's obligations under the Notes and the Purchase Agreement.

      C. This Agreement is required under Section 24.8(A)(1)(ii) of the Purchase Agreement as a condition precedent to the assignment and assumption of Assignor's obligations under the Purchase Agreement and under Section 19 of the Purchase Agreement as a form of written consent to the amendment of certain provisions of the Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor, Assignee, Guarantor, the First Subsidiary Guarantor and the undersigned Noteholders agree as follows:

      1. WAIVER OF NOTICE The 30-day notice requirement set forth in Section 24.8(A)(1)(i) of the Purchase Agreement is waived for purposes of the assumption described in Section 2 below. The effective date of this Agreement shall be the date of satisfaction of the conditions set forth in Section 17 below (the "Effective Date").

      2. ASSUMPTION OF OBLIGATIONS BY ASSIGNEE. As of the Effective Date, pursuant to Section 24.8 of the Purchase Agreement: (a) Assignor irrevocably and unconditionally assigns and Assignee irrevocably and unconditionally assumes and agrees to pay and perform the obligations of the Assignor for the due and punctual payment of the principal of and Make-Whole Amount (if any) and interest on the Notes and the performance of each and every other covenant and obligation of the Issuer under the Purchase Agreement and the Notes, whether such obligations are incurred before, on or after the Effective Date; (b) Assignor shall no longer be deemed to be the "Issuer" (or an "Obligor") under the Purchase Agreement and shall be released from all of its obligations thereunder; and (c) Assignee shall be deemed to be the "Issuer" (and an "Obligor") under the Purchase Agreement and shall enjoy all of the rights and benefits of the "Issuer" (and an "Obligor") under the Purchase Agreement. At any time on or after the Effective Time, any Noteholder may tender to the Assignee its Note in exchange for a substitute note payable by the Assignee, but the foregoing assumption by the Assignee of the Purchase Agreement and the Notes shall be fully effective regardless of whether any such tender and exchange occurs.

      3. AMENDMENT TO SECTION 9.8. Section 9.8 of the Purchase Agreement shall be completely replaced by a new Section 9.8, which shall read in full as follows:

            9.8.  OWNERSHIP OF ISSUER AND SUBSIDIARY GUARANTORS; ACTIVITIES.

            Subject only to the provisions of Section 10.2(i), the Guarantor will at all times maintain the Issuer, the First Subsidiary Guarantor and the Second Subsidiary Guarantor as Wholly-Owned Subsidiaries of the Guarantor, and the capital stock of, and any other ownership interests in, the Issuer, the First Subsidiary Guarantor and the Second Subsidiary Guarantor will at all times remain free of any Lien.

      4. CONSENT UNDER SECTION 10.2. The Required Holders consent to the transfer of A$850,000,000 of preferred stock issued by a new Subsidiary of the Guarantor incorporated in the United States from a Subsidiary incorporated in the United States that owns all of the outstanding stock of the Issuer to an Australian Subsidiary of the Second Subsidiary Guarantor in consideration of an A$850,000,000 note payable by such Australian Subsidiary to such United States Subsidiary.

      5. AMENDMENT TO SECTION 10.3. Section 10.3 of the Purchase Agreement shall be amended to delete existing subsection (f) and to replace it with a new subsection (f), which shall read in full as follows:

            (f) Liens on property or assets of the Guarantor or any of its Subsidiaries securing Debt owing to the Guarantor or to any of its Wholly-Owned Subsidiaries (other than the First Subsidiary Guarantor or the Second Subsidiary Guarantor);

      6. AMENDMENT TO SECTION 10.8. Section 10.8 of the Purchase Agreement shall be completely replaced by a new Section 10.8, which shall read in full as follows:

            10.8. RESTRICTIONS ON DIVIDENDS BY SUBSIDIARIES.

            Except for provisions in this Agreement, the Other Agreements and the Bank Credit Agreements as in effect on the date hereof, and except for provisions comparable to (and not more restrictive or extensive in any material respect than)

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

      those provisions that may be included in other agreements evidencing Funded Debt permitted under Sections 10.4 and 10.5 hereof and as may be required by law, the Guarantor will not, and will not permit any Subsidiary to, enter into any agreement that would restrict any Subsidiary's ability or right to pay dividends to, or make advances to or investments in, the Guarantor (or if any such Subsidiary is not directly owned by Guarantor, the "parent" Subsidiary of such Subsidiary).

      7. AMENDMENT TO SECTION 13. Section 13 of the Purchase Agreement shall be amended to delete existing subsection (1) and to replace it with a new subsection (1), which shall read in full as follows:

            (1) any Subsidiary Guarantee shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any Governmental Authority having jurisdiction, or the validity or enforceability of any Subsidiary Guarantee shall be contested by or on behalf of the Guarantor or any of its Subsidiaries, or the Guarantor or any such Subsidiary shall renounce a Subsidiary Guarantee or deny that the First Subsidiary Guarantor or the Second Subsidiary Guarantor, as the case may be, is bound thereby or has any further liability thereunder.

      8. AMENDMENT TO SECTION 15.1. The first sentence of Section 15.1 is amended to read in full as follows:

            The Issuer shall keep at its executive office in Australia and its principal executive office in the United States a register for the registration and registration of transfers of Notes. As of the date hereof such offices are located, respectively, as follows:

         c/o James Hardie Australia   and   26300 La Alameda
          Finance Pty Ltd.                  Suite 100
         65 York Street                     Mission Viejo, CA 92691
         Sydney NSW 2000 Australia
         Attention: Treasurer

      9. AMENDMENT TO SCHEDULE B. Schedule B of the Purchase Agreement is amended to add new definitions of the terms set forth below, which shall read in full as follows (and shall replace the definitions of any of the same terms in the Purchase Agreement):

            "AUSTRALIAN BANK LOAN AGREEMENTS" has the meaning set forth in the definition of "Bank Credit Agreements."

            "BANK CREDIT AGREEMENTS" means (i) the four separate Revolving Loan Agreements, each dated on or about November 5, 1998 (together with any related agreements and instruments, the "Australian Bank Loan Agreements"), between the

      Second Subsidiary Guarantor as successor to the First Subsidiary Guarantor as borrower), the Issuer (as successor to James Hardie Finance B.V.), the First Subsidiary Guarantor and the Guarantor (as guarantors) and, respectively, ANZ Banking Group, Wachovia Bank, Banque Nationale de Paris and Westdeutsche Landesbank Girozentraie (the "Bank Lenders") under which the Second Subsidiary Guarantor may borrow up to an aggregate of A$200,000,000 (A$ referring to Australian dollars) as such agreements may be amended, modified, refinanced or replaced with the same or different lenders, and (ii) the six separate Standby Loan Agreements, each dated on or about November 5, 1998, or, in the case of Westdeutsche Landesbank Girozentrale, on or about the date hereof (together with any related agreements and instruments, the "Standby Facilities"), between the Second Subsidiary Guarantor as successor to James Hardie Finance B.V. (as borrower), the Guarantor, the Issuer and the First Subsidiary Guarantor as successors to the First Subsidiary Guarantor (as guarantors) and, respectively, each of the Bank Lenders, The First National Bank of Chicago and BBL Australia Limited under which the Second Subsidiary Guarantor may borrow up to an aggregate of $100,000,000 (or the equivalent in Australian currency) as such agreements may be amended, modified, refinanced or replaced with the same or different lenders.

            "FIRST SUBSIDIARY GUARANTOR" means James Hardie Aust. Investco Pty Limited, a company organized under the laws of Australia and its permitted successors under the Subsidiary Guarantee.

            "ISSUER" means James Hardie U.S. Funding Inc., a company incorporated under the laws of the State of Nevada, and its permitted successors hereunder.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Issuer or the Guarantor to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes, or (d) the ability of the First Subsidiary Guarantor or the Second Subsidiary Guarantor to perform its obligations under its Subsidiary Guarantee, or (e) the validity or enforceability of either Subsidiary Guarantee.

            "NOTES" is defined in Section 1 and includes any substitute notes issued under Section 2 of the Assignment and Assumption Agreement and First Amendment to Note Purchase Agreement dated as of January 24, 2000.

            "PRIORITY DEBT" means (a) all Debt of the Guarantor and the Subsidiaries secured by any Lien with respect to any property owned by the Guarantor or any of its Subsidiaries and (b) all unsecured Debt of Subsidiaries, except Debt owed to the Guarantor or a Wholly-Owned Subsidiary, Debt of the First Subsidiary Guarantor or the Second Subsidiary Guarantor and Debt of the Issuer, the First Subsidiary Guarantor or the Second Subsidiary Guarantor under this Agreement, the Notes, the

      Subsidiary Guarantees, the Bank Credit Agreements (and Guarantys thereof) and the Standby Facilities (and Guaranty's thereof).

            "SECOND SUBSIDIARY GUARANTOR" means James Hardie Australia Finance Pty. Limited, a company organized under the laws of Australia, and its permitted successors under the Subsidiary Guarantee.

            "STANDBY FACILITIES" has the meaning set forth in the definition of "Bank Credit Agreements."

            "SUBSIDIARY GUARANTEE" means each of the Subsidiary Guarantees executed and delivered by the First Subsidiary Guarantor and the Subsidiary Guarantee executed and delivered by the Second Subsidiary Guarantor, each substantially in the form of Exhibit 4.10 hereto.

      10. STATUS OF PURCHASE AGREEMENT. The provisions of the Purchase Agreement are in full force and effect and shall remain unchanged, except as provided by this Agreement.

      11. INCONSISTENCIES. In the event of any inconsistency between the provisions of this Agreement and any provision in the Purchase Agreement, the terms and provisions of this Agreement shall govern.

      12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

      13. SEVERABILITY. If any paragraph, clause or provision of this Agreement is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall not affect the remaining paragraphs, clauses or provisions of this Agreement.

      14. BINDING ON SUCCESSORS AND ASSIGNS. This Agreement applies to, inures to the benefit of, and binds the Assignor, Assignee, the Noteholders and their respective heirs, legatees, devisees, administrators, executors, successors and assigns.

      15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party and such facsimile signature shall be treated in all respects as having the same effect as an original signature.

      16. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. The Assignee and the Guarantor jointly and severally represent and warrant to the Noteholders that:

            16.1. ORGANIZATION; POWER AND AUTHORITY. The Assignee is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Assignee has all corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof. The Second Subsidiary Guarantor is a corporation duly incorporated and validly existing under the laws of Australia and has all corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver its Subsidiary Guarantee and to perform the provisions thereof.

            16.2. AUTHORIZATION, ETC. This Agreement has been duly authorized by all necessary corporate action on the part of the Assignee, and this Agreement constitutes a legal, valid and binding obligation of the Assignee enforceable against the Assignee in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Subsidiary Guarantee has been duly authorized by all necessary corporate action on the part of the Second Subsidiary Guarantor, and such Subsidiary Guarantee constitutes a legal, valid and binding obligation of the Second Subsidiary Guarantor enforceable against the Second Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            16.3. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
AFFILIATES

                  (a) Schedule 16.3 contains complete and correct lists of the Guarantor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization or incorporation, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 16.3 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 16.3).

                  (c) Each of the Issuer, the Guarantor, the First Subsidiary Guarantor and the Second Subsidiary Guarantor is a corporation or other legal entity duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Issuer, the Guarantor, the First Subsidiary Guarantor and the Second Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than restrictions permitted by Section
10.8 of the Purchase Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

            16.4. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Assignee of this Agreement, the performance by the Assignee of the Purchase Agreement and the Notes and the execution, delivery and performance by the Second Subsidiary Guarantor of the Subsidiary Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor, the Assignee or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Guarantor, the Assignee or any Subsidiary is bound or by which the Guarantor, the Assignee or any Subsidiary or any of their respective properties may be bound or affected,
(ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor, the Assignee or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor, the Assignee or any Subsidiary.

            16.5. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Assignee of this Agreement or by the Second Subsidiary Guarantor of the Subsidiary Guarantee.

            16.6. LITIGATION. Schedule 16.6 sets forth a reasonably detailed description of all material litigation and other proceedings involving or affecting the Guarantor and its Subsidiaries.

            16.7. EXISTING DEBT. Except as described therein, Schedule 16.7 sets forth a complete and correct list of all outstanding Debt of the Obligors and the Subsidiaries as of

December 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Obligors or the Subsidiaries. Neither the Obligors nor any Subsidiary are in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or any such Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            16.8. YEAR 2000. With respect to the Guarantor and its Subsidiaries,
(a) a review and assessment has been initiated of all areas within the Guarantor's and its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Guarantor or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) a plan and timetable has been developed for addressing the Year 2000 Problem on a timely basis, and (c) to date, that plan has been implemented in accordance with that timetable. Any reprogramming required to avoid a Year 2000 Problem has been substantially completed, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The cost to the Guarantor and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the Year 2000 Problem to the Guarantor and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Guarantor and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue through the final maturity date of the Notes to be sufficient to permit the Guarantor and its Subsidiaries to conduct their respective businesses without a Material Adverse Effect.

            16.9. DISCLOSURE. In connection with its request to the Noteholders to execute this Agreement, the Guarantor, through its agent, Warburg Dillon Read LLC, has delivered to the Noteholders certain information ("TRANSACTION INFORMATION") with respect to the Guarantor's realignment of its debt financing arrangements and the restructuring of inter-corporate relationships among its various Subsidiaries in order to be more tax effective (which realignment and restructuring include the assumption of the Notes by the Assignee hereunder, and which are herein collectively called the "REORGANIZATION"). The Transaction Information is true, correct and fairly describes, in all material respects, the Reorganization and the expected effects and benefits thereof in relation to the Guarantor and its Subsidiaries taken as a whole. Since September 30,1999 (and after giving effect to the transactions contemplated by this Agreement), there has been no change in the financial condition, operations, business, properties or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Transaction Information.

      17. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

            17.1 EXECUTED AGREEMENT. Assignor shall have received an executed counterpart of this Agreement by the Required Holders.

            17.2 SECOND SUBSIDIARY GUARANTY. The Second Subsidiary Guarantor shall have delivered to each Noteholder a Subsidiary Guarantee substantially in the same form as the Subsidiary Guarantee provided by the First Subsidiary Guarantor.

            17.3 OPINIONS OF COUNSEL. Noteholders shall have received (i) an opinion of Gibson, Dunn & Crutcher LLP, in customary form and subject only to customary qualifications, addressed to each Noteholder, to the effect that the Notes and the Purchase Agreement (as amended) are legal, valid and binding agreements of the Assignee enforceable in accordance with their terms, (ii) an opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, in customary form and subject only to customary qualifications, addressed to each Noteholder, to the effect that the Assignee is a duly existing corporation organized and in good standing under the laws of the State of Nevada and that this Agreement has been duly authorized, executed and delivered by the Assignee,
(iii) an opinion of Allen, Allen & Helmsley as to the Guaranty provided by the Second Subsidiary Guarantor comparable to the opinion of such firm delivered in respect of the Guaranty provided by the First Subsidiary Guarantor at the closing under the Purchase Agreement and as to the due authorization, execution and delivery of this Agreement by the First Subsidiary Guarantor, (iv) an opinion of De Brauw Blackstone Westbroek P.C. as to the due authorization, execution and delivery of this Agreement by the Guarantor and the Assignor and
(v) an opinion of Willkie Farr & Gallagher, in customary form and subject only to customary qualifications, addressed to each Noteholder, that the Notes and the Purchase Agreement (as amended) are legal, valid and binding agreements of the Assignee enforceable in accordance with their terms.

            17.4 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. On the Effective Date, after giving effect to the amendment of the Purchase Agreement contemplated hereby:

                  (a) the representations and warranties contained in Section 16 hereof and the representations and warranties contained in Section 5.8(a), 5.8(b), 5.9, 5.10, 5.11, 5.12, 5.17 and 5.18 of the Purchase Agreement shall be true and correct on and as of the Effective Date as though made on and as of such date; and

                  (b) no Default or Event of Default shall have occurred and be continuing.

            17.5 COMPLIANCE CERTIFICATES.

                  (a) OFFICER'S CERTIFICATE. Assignee shall deliver to each Noteholder an Officer's Certificate, dated as of the Effective Date, certifying that the condition specified in Section 17.4 of this Section have been fulfilled.

                  (b) SECRETARY'S CERTIFICATE. Assignee shall have delivered to each Noteholder a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the incumbency and authority of persons executing this Agreement.

            17.6 EVIDENCE OF CONSENT TO RECEIVE SERVICE OF PROCESS. Each Noteholder shall have received, in form and substance reasonably satisfactory to such Noteholder, evidence of the consent of CT Corporation System in New York, New York to the appointment and designation provided for by Section 24.6 of the Purchase Agreement (and the payment of all fees related thereto).

            17.8 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all the documents and instruments incident to such transactions shall be satisfactory to each Noteholder and its special counsel, and such Noteholder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

      18. CONSENT AND CONFIRMATION BY GUARANTORS. The Guarantor and the First Subsidiary Guarantor expressly consent to this Agreement and confirm that their respective Guarantys of the Notes and the Purchase Agreement, as amended, remain in full force and effect.

      IN WITNESS WHEREOF, Assignor, Assignee, the Guarantor, the First Subsidiary Guarantor and the respective Noteholders listed on the attached signature pages hereof have executed this Agreement effective as of the day and year first above written.

ASSIGNOR:                                       ASSIGNEE:

JAMES HARDIE FINANCE B.V.,                      JAMES HARDIE U.S. FUNDING, INC.,
a company incorporated under the laws of        a Nevada corporation
the Netherlands

By: /s/ PHILLIP MORLEY                          By: /s/ PHILLIP MORLEY
    ----------------------------                    -------------------------

Its: ATTORNEY-IN-FACT                           Its: TREASURER

GUARANTOR:                                      FIRST SUBSIDIARY GUARANTOR:

JAMES HARDIE N.V.,                              JAMES HARDIE AUST.
a company incorporated under the laws of        INVESTCO PTY. LIMITED,
Netherlands                                     a company organized under the
                                                laws of Australia

By: /s/ PHILLIP MORLEY                          By: /s/ PHILLIP MORLEY
    ----------------------------                    -------------------------

Its: MANAGING DIRECTOR                          Its: ATTORNEY-IN-FACT

NOTEHOLDERS: [SEE ATTACHED PAGES]

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ MARIE FIORAMONTI
    ---------------------------------
Name: MARIE FIORAMONTI
Its: VICE PRESIDENT

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

CONNECTICUT GENERAL LIFE INSURANCE COMPANY (CIG & CO.)

By: CIGNA Investments, Inc.

By: /s/ Edward E. Ohannessian
    --------------------------------
Name: EDWARD E. OHANNESSIAN
Its: VICE PRESIDENT

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

CONNECTICUT GENERAL LIFE INSURANCE COMPANY ON
 BEHALF OF ONE OR MORE SEPARATE ACCOUNTS (CIG & CO.)

By: CIGNA Investments, Inc.

By: /s/ Edward E. Ohannessian
    ----------------------------------
Name: EDWARD E. OHANNESSIAN
Its: VICE PRESIDENT

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

LIFE INSURANCE COMPANY OF NORTH AMERICA (CIG & CO.)

By: CIGNA Investments, Inc.

By: /s/ Edward E. Ohannessian
    ----------------------------------
Name: EDWARD E. OHANNESSIAN
Its: VICE PRESIDENT

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Claudia Cromie
    ----------------------------------
Name: Claudia Cromie
Its: DIRECTOR

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

TEXAS LIFE INSURANCE COMPANY

By: /s/ Stuart L. Ashton
    ----------------------------------
Name: STUART L. ASHTON
Its: AUTHORIZED SIGNATORY

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

PRINCIPAL LIFE INSURANCE COMPANY,
an Iowa corporation

BY: Principal Capital Management, LLC
    a Delaware limited liability company,
    its authorized signatory

    By: /s/ Jon C. Keiny, Counsel
        ------------------------------
    Its: JON C. KEINY, Counsel

    By: /s/ [ILLEGIBLE]
        ------------------------------
    Its: /s/ [ILLEGIBLE]

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

USAA LIFE INSURANCE COMPANY (SALKED & CO.)

By: /s/ Thomas Ramos
    ----------------------------------
Name: Thomas Ramos
Its: Vice President - Insurance Company Portfolios

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

THE PAUL REVERE LIFE INSURANCE COMPANY (CUDD & CO.)

By: __________________________________
Name: ________________________________
Its: _________________________________

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (CUDD & CO.)

By: /s/ Thomas M. Donohue
    ----------------------------------
Name: THOMAS M. DONOHUE
Its: VICE PRESIDENT, FIXED INCOME

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: David L. Babson and Company as Investment Adviser

By: /s/ Richard C. Morrison
    ----------------------------------
Name: Richard C. Morrison
Its: Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

C.M. LIFE INSURANCE COMPANY
By: David L. Babson and Company as Investment Subadviser

By: /s/ Richard C. Morrison
    ----------------------------------
Name: Richard C. Morrison
Its: Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

AMERICAN INVESTORS LIFE INSURANCE COMPANY (SALKELD & CO.)

By: /s/ Roger D. Fors
    ----------------------------------
Name: Roger D. Fors
Its: VP-Investment Management & Research

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By: /s/ Christopher A. Carlson
    ----------------------------------
Name: Christopher A. Carlson
Its:  Vice President, Senior Investment Officer

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

STATE FARM LIFE INSURANCE COMPANY

By: __________________________________
Name: ________________________________
Its: _________________________________

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000

AMERITAS LIFE INSURANCE CORP.

By: __________________________________
Name: ________________________________
Its: _________________________________

SCHEDULE 16.3 LIST OF GUARANTOR'S SUBSIDIARIES AT 31/12/99

                                                                                                    % OWNED BY
                                                                                                 JAMES HARDIE NV
                                                                     COUNTRY OF INCORPORATION    AND SUBSIDIARIES
                                                                     -------------------------   ----------------
James Hardie N.V.                                                            Netherlands               100
   James Hardie Finance B.V.                                                 Netherlands               100
      James Hardie Australia Finance Pty Ltd                                  Australia                100
        James Hardie NSW Investments Pty Ltd                                  Australia                100
            James Hardie FCTA Pty Ltd                                         Australia                100
   James Hardie Philippines Inc                                              Philippines               100
   PT James Hardie Indonesia                                                  Indonesia                100
   James Hardie International Holdings B.V.                                  Netherlands               100
      James Hardie Research (Holdings) Pty Ltd                                Australia                100
        James Hardie Research Pty Ltd                                         Australia                100
        James Hardie Tech Pty Ltd                                             Australia                100
      James Hardie USA Investments B.V.                                      Netherlands               100
      James Hardie (Holdings) Inc                                                USA                   100
        James Hardie (USA) Inc                                                   USA                   100
            James Hardie Building Products Inc                                   USA                   100
            James Hardie Credit Corp                                             USA                   100
            James Hardie Gypsum Inc                                              USA                   100
            James Hardie Inc                                                     USA                   100
            James Hardie US Funding Inc                                          USA                   100
            James Hardie US Investments Inc                                      USA                   100
            James Hardie US Investments Sierra Inc                               USA                   100
            James Hardie US Investments Washoe Inc                               USA                   100
               James Hardie NZ Trustee Ltd                                       NZ                    100
               James Hardie NZ Investco Trust                                 NZ Trust                 100
               James Hardie NZ Holdings Trust                                 NZ Trust                 100
                   James Hardie New Zealand Ltd                                  NZ                    100
               James Hardie Aust Holdings Pty Ltd                             Australia                100
                   James Hardie Aust Investco Pty Ltd                         Australia                100
                       James Hardie Aust Investco Services Pty Ltd            Australia                100
                   James Hardie Aust Investments No 1 Pty Ltd                 Australia                100
                   James Hardie Australia Management Pty Ltd                  Australia                100
                       James Hardie Australia Pty Ltd                         Australia                100
                          James Hardie Fibre Cement Pty Ltd                   Australia                100
                             James Hardie FC Pty Ltd                          Australia                100
                          James Hardie Windows (Holdings) Pty Ltd             Australia                100
                             James Hardie Windows Pty Ltd                     Australia                100
                                 Louvre Properties Pty Ltd                    Australia                100

SCHEDULE 16.7 OUTSTANDING DEBT OF THE OBLIGORS AND THE SUBSIDIARIES

1. JAMES HARDIE FINANCE B.V.
         Guaranteed Senior Notes                    USD 225 million

2. JAMES HARDIE AUST. INVESTCO PTY LIMITED
         Revolving Loan Facility

                                                  DRAWN AMOUNT AT
                                COMMITTED AMOUNT  31 DECEMBER 1999
                                ----------------  ----------------
             LENDER                AUD MILLION       AUD MILLION
----------------------------    ----------------  ----------------
Australia & New Zealand
Banking Group Limited                  90.0             90.0
Level 7, 20 Martin Place
Sydney NSW 2000

Banque Nationale de Paris
60 Castlereagh Street                  40.0                0
Sydney NSW 2000

Westdeutsche Landesbank
Girozentrale
Sydney Branch                          40.0             40.0
Level 29, 60 Margaret Street
Sydney NSW 2000

Wachovia Bank NA
191 Peachtree Street NE
Atlanta, Georgia 30303                 30.0             30.0
USA
                                      -----            -----
TOTAL                                 200.0            160.0
                                      -----            -----

3. JAMES HARDIE FINANCE B.V.
  Standby Facility

                                    COMMITTED AMOUNT     DRAWN AMOUNT
                                    ----------------   ----------------
            LENDER                    USD MILLION        USD MILLION
-------------------------------     ----------------   ----------------
Australia & New Zealand Banking
Group Limited                             20.0                0
Level 7, 20 Martin Place
Sydney NSW 2000

Banque Nationale de Paris
60 Castlereagh Street                     15.0                0
Sydney NSW 2000

Wachovia Bank NA
191 Peachtree Street NE
Atlanta, Georgia 30303                    10.0                0
USA

Bank One NA
Level 32, 60 Margaret Street              20.0              19.7
Sydney NSW 2000                                        (AUD 30 million)

BBL Australia. Ltd
Level 2, 347 Kent Street                  20.0              10.0
Sydney NSW 2000
                                          ----         ----------------
TOTAL                                     85.0              29.7
                                          ----         ----------------

4. JAMES HARDIE AUSTRALIA FINANCE PTY LTD
  Standby Facility

                                    COMMITTED AMOUNT   DRAWN AMOUNT
                                    ----------------   ------------
             LENDER                    USD MILLION     USD MILLION
---------------------------------   ----------------   ------------
Westdeutsche Landesbank
Girozentrale *
Sydney Branch                             15.0               0
Level 29, 60 Margaret Street
Sydney NSW 2000

Wells Fargo HSBC Trade Bank NA **
333 South Grand Avenue                    15.0               0
Los Angeles CA 90071
USA
                                          ----              --
TOTAL                                     30.0               0
                                          ----              --

* Loan agreement signed January 2000 - awaiting completion of conditions precedent

** Loan Agreement being negotiated - not yet signed

SCHEDULE 16.6   LEGAL PROCEEDINGS

The Company and its subsidiaries (collectively the "Group") are involved from time to time in various legal proceedings and administrative actions incident to the normal conduct of the Group's business. Although it is impossible to predict the outcome of any pending legal proceeding, management believes that such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on its business, financial condition or results of operations.